Financial and Operating Results Fourth Quarter and Full Year 2015 March 2016

GAIN Capital 2 Safe Harbor Statement Forward Looking Statements The forward-looking statements contained herein include, without limitation, statements relating to GAIN Capital’s and/or City Index (Holdings) Limited (“City Index”) expectations regarding the opportunities and strengths of the combined company created by the business combination, anticipated cost and revenue synergies, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that GAIN Capital or City Index will realize these expectations or that these beliefs will prove correct. In addition, a variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 16, 2015 (as updated or supplemented by the information set forth in GAIN Capital’s annual report on Form 10-K for the year ended December 31, 2015, which is expected to be filed on March 15, 2016), and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law. Non-GAAP Financial Measures This presentation contains various non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted EPS and various “pro forma” non-GAAP measures. These non-GAAP financial measures have certain limitations, including that they do not have a standardized meaning and, therefore, our definitions may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of these non-GAAP financial measures assists investors in evaluating our historical and expected operating performance. However, because these are not measures of financial performance calculated in accordance with GAAP, such measures should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

GAIN Capital 3 Fourth Quarter and Full Year Overview • Fourth quarter and full year results reflect successful execution of GAIN’s strategic plan and the Company’s ability to generate significant EBITDA and cash flow • Introduction of segment reporting to provide a comprehensive view of the value of GAIN’s businesses • Fixed operating cost reductions from the City Index integration showing benefits in retail segment • ECN continuing to gain market share resulting in margins of ~30% for institutional segment • GAIN futures segment continues to show strong growth and stable revenues • Returning capital to shareholders with increased buyback activity in fourth quarter

GAIN Capital 4 4th Quarter 2015 Financial and Operating Results • Financial Results • Net revenue: $102.8 million • Adjusted EBITDA(1): $21.5 million • Net income: $15.5 million • Earnings per share: $0.32 • Adjusted EPS(2): $0.42 • Operating Metrics(3) • Average daily OTC trading volume: $12.5 billion • Average daily futures contracts: 31,476 • Active retail accounts: 146,977 • GTX average daily volume: $9.2 billion (1) Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and other one-time items. A reconciliation of net income to adjusted EBITDA is available in the appendix to this presentation. (2) Adjusted EPS is a non-GAAP financial measure that represents net income per share excluding the impact of one-time items. A reconciliation of GAAP EPS to adjusted EPS is available in the appendix to this presentation. (3) Definitions for operating metrics are available in the appendix to this presentation.

GAIN Capital 5 Full Year 2015 Financial and Operating Results • Financial Results • Net revenue: $435.4 million • Adjusted EBITDA(1): $80.5 million • Net income: $10.2 million • Earnings per share: $0.22 • Adjusted EPS(2): $0.71 • Free cash flow per share(3): $1.17 • Operating Metrics(4) • Average daily OTC trading volume: $15.4 billion • Average daily futures contracts: 34,356 • Customer assets: $920.6 million • GTX average daily volume: $10.3 billion (1) Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and other one-time items. A reconciliation of net income to adjusted EBITDA is available in the appendix to this presentation. (2) Adjusted EPS is a non-GAAP financial measure that represents net income per share excluding the impact of one-time items. A reconciliation of GAAP EPS to adjusted EPS is available in the appendix to this presentation. (3) Free cash flow represents operating cash flow less capital expenditures. (4) Definitions for operating metrics are available in the appendix to this presentation.

GAIN Capital 6 Segment Reporting • Beginning with the Q4 and FY 2015 earnings results, GAIN is providing separate disclosure for 3 operating segments, plus corporate and other revenue/expenses • Each segment includes all directly attributable revenue and costs • Description of segments • Retail: services active retail clients principally trading FX and CFD products via GAIN’s FOREX.com and City Index brands • Institutional: provides institutional clients with a venue for trading via the GTX platform and services provided through Swap Dealer offering • Futures: includes direct and indirect clients trading futures via the GAIN Futures, Daniels Trading and Top Third brands • Corporate and other includes central costs, such as compensation and benefits for executive management, finance and legal and net interest revenue generated from client and corporate cash • Introduction of segment reporting provides a comprehensive picture of the results and profitability of each of GAIN’s business lines, providing greater transparency and a more accurate representation of the value of the enterprise

GAIN Capital 7 Summary Operating Segments/Corporate & Other Note: Dollars in millions, except where noted otherwise. (1) As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information. (2) Excludes impact of acquisition consideration adjustment of $2.3 million and $6.7 million in Q4 2015 and FY 2015, respectively. Corporate & Other 3 M onths Ended Dec. 31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) Revenue (2) ($0.7) ($1.6) ($3.7) $0.8 Em ployee Com p & Ben 2.9 4.3 13.1 14.4 Marketing - - - - Referral Fees - - - - Other Operating Exp. 2.5 2.8 11.0 10.0 Adjusted EBITDA ($6.1) ($8.7) ($27.8) ($23.6) % Margin NA NA NA NA Futures 3 M onths Ended Dec. 31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) Revenue $10.9 $10.5 $45.8 $36.0 Em ployee Com p & Ben 2.4 2.6 10.6 8.9 Marketing 0.2 0.1 0.9 0.5 Referral Fees 4.2 4.4 16.4 12.4 Other Operating Exp. 3.4 3.2 14.0 11.6 Adjusted EBITDA $0.7 $0.2 $3.9 $2.6 % Margin 6% 2% 9% 7% Operating M etrics Avg. Daily Contracts 31,476 31,920 34,356 28,108 Active Accounts 8,668 8,184 8,668 8,184 Client Assets $245.6 $201.1 $245.6 $201.1 /Contract $5.50 $5.31 $5.31 5.12 Insitutional 3 M onths Ended Dec. 31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) ECN $4.6 $5.5 $22.4 $19.3 Swap Dealer 2.8 3.8 12.6 16.2 Other - - 0.1 - Total Revenue $7.4 $9.3 $35. $35.5 Em ployee Com p & Ben 3.1 4.0 15.3 14.0 Marketing - - 0.1 0.1 Other Operating Exp. 2.2 2.7 9.6 10.9 Adjusted EBITDA $2.1 $2.6 $10.1 $10.5 % Margin 28% 28% 29% 30% Operating M etrics ECN ADV (bns) $6.4 $6.6 $7.2 $5.8 Swap Dealer ADV (bns) 2.8 4.3 3.1 6.5 Retail 3 M onths Ended Dec.31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) Revenue $82.8 $97.0 $351.5 $296.9 Em ployee Com p & Ben 16.2 17.2 67.5 62.0 Marketing 6.5 3.9 26.1 19.6 Referral Fees 14.6 20.8 87.2 78.6 Other Operating Exp. 20.7 12.7 76.4 51.6 Adjusted EBITDA $24.8 $42.4 $94.3 $85.1 % Margin 30% 44% 27% 29% Operating M etrics ADV (bns) $12.5 $12.6 $15.4 $11.1 Ac ive Acco nts 146,9 7 94,8 5 146,977 94,89 Client Assets $675 $5585 $675.1 $5585 PnL/m m $99 111 $86 $96

GAIN Capital 8 Retail Segment • For the year, generated EBITDA of ~$94mm and a margin of 27% • Grew revenue by ~18% year-over-year • Acquisition of City Index • Improved marketing efficiency • Trend of revenue diversification continues • 2H 2015 revenue contribution by product: • FX: 35% (2H 14: 48%) • Non-FX: 65% (2H 14: 52%) • Partnership optimization lowers Q4 referral fee to $43.2 per million (compared to $75.3 per million Q4 2014) • Expecting realization of targeted synergies from City Index integration by Q4 2016 • Q4 2016 run-rate savings: ~$45mm • Targeting EBITDA margins >30% for FY 2016 Note: Retail segment includes OTC and advisory. Retail Revenue Composition 2H 2014 2H 2015 FX 48% Indices 17% Equities 5% Commodities & Other 30% FX 35% Indices 31% Equities 10% Commodities & Other 24% Well-positioned to grow market share in the FX & CFD trading space with two market leading brands: FOREX.com and City Index

GAIN Capital 9 Institutional Segment • For the year, generated EBITDA of ~$10mm and a margin of 29% • ECN continues to be the growth engine of GAIN’s institutional segment • ADV and revenue annual growth of 24% and 16%, respectively • Fully automated and scalable business provides GAIN with the opportunity to grow margins further • Robust client pipeline expected to result in increasing market share • Strategic plan to grow institutional segment includes: • Introduction of new products • Further development of SEF and Swap Dealer offerings • Hiring of sales and product management teams • Targeting margins >30% for FY 2016 Volume by Business Note: Dollars in millions, except where noted otherwise. ECN 47%Swap Dealer 53% FY 2014 ECN 70% Swap Dealer 30% FY 2015 GTX, GAIN’s institutional offering, gaining traction with hedge funds, banks and other professional investors with its innovative ECN technology & comprehensive regulatory solutions (Swaps Dealer/SEF), complemented by high touch agency execution services

GAIN Capital 10 Futures Segment • Scaling of futures business resulting in improved margins and revenue with annual revenue up 27% y-o-y • Increased client engagement • FY 2015 average daily contracts up 22% y-o-y • Client assets up ~22% y-o-y • FY 2015 revenue per contract of $5.31 reflects 4% increase over FY 2014 capture • Interest rate sensitivity on client assets • 100bps move in interest rates earned on customer funds results in $2-$3mm in incremental EBITDA • Targeting margins of ~10% for FY 2016 Average Daily Contracts & Revenue per Contract Note: Dollars in millions, except where noted otherwise. 31,920 39,034 32,633 34,429 31,476 $5.31 $4.80 $5.29 $5.67 $5.50 $4.20 $4.40 $4.60 $4.80 $5.00 $5.20 $5.40 $5.60 $5.80 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Average Daily Contracts Revenue per Contract Exchange-traded futures business focused on increasing US market share and pursuing international expansion opportunities via both our Daniel’s Trading & Top Third house brands as well as intermediaries

Pro Forma Operating Expenses(1)

	2014(2)					2015(2)				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Fixed employee comp & benefits	$ 26.8	$ 25.0	$ 24.1	$ 27.3	$ 103.2	$ 25.2	$ 23.6	$ 22.2	$ 20.1	$ 91.1
Marketing	8.7	9.6	9.0	7.5	34.8	9.0	8.4	7.4	6.8	31.6
Trading	9.2	9.0	7.7	7.6	33.5	8.7	8.1	8.9	7.8	33.6
Fixed G&A	16.9	15.3	13.9	18.6	64.7	14.2	14.1	15.3	14.8	58.4
Comms & Tech	6.4	6.3	6.8	7.1	26.6	5.9	5.8	5.6	4.8	22.0
Fixed Operating Expenses	**$ 68.0**	**$ 65.2**	**$ 61.5**	**$ 68.1**	**$ 262.8**	**$ 63.0**	**$ 60.0**	**$ 59.5**	**$ 54.3**	**$ 236.7**
Bad Debt and other variable	0.2	0.1	1.4	0.9	2.6	4.9	1.2	3.3	1.1	10.5
Referral Fees	26.8	26.1	30.6	31.8	115.3	33.0	29.5	28.6	18.8	109.9
Variable employee comp & benefits	7.0	8.7	10.2	11.7	37.6	7.5	6.9	6.7	4.8	26.0
Total Operating Expenses	**$ 102.0**	**$ 100.1**	**$ 103.7**	**$ 112.5**	**$ 418.3**	**$ 108.5**	**$ 97.6**	**$ 98.1**	**$ 79.0**	**$ 383.0**

- 20% year-over-year drop in quarterly fixed operating expenses
  - 30% drop in total operating expenses for same period
- Targeting ~$45mm of run-rate operating expense synergies by Q4 2016
- Continuing to focus on reducing operating expenses to enhance margins

Note: Dollars in millions. Operating expenses shown on a pro forma basis.
(1) Represents the simple pro forma addition of GAIN Capital and City Index.
(2) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.

GAIN Capital 11

GAIN Capital 12 GAIN Returning Capital to Shareholders via Dividends and Buybacks • For the year, GAIN returned $14.6mm to shareholders via buybacks and dividends • Buybacks: $5.1mm • Dividends: $9.5mm • GAIN continued to repurchase shares in Q4 • Repurchased 388,095 shares at an average price of $7.57 • Represents an increase of >70% from Q3 2015 repurchase of 224,334 shares • For the year, GAIN repurchased 654,362 shares • Buyback continues in Q1 2016 (across the capital structure) • Quarterly dividend • $0.05 per share quarterly dividend approved • Record date: March 25, 2016 • Payment date: March 29, 2016

GAIN Capital 13 February 2016 Operating Metrics Note: Volume in billions. $15.1 $17.5 $17.4 $18.7 $16.6 $18.5 $15.8 $13.3 $11.2 $12.9 $15.9 $13.2 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 OTC Average Daily Volume 99.0 146.7 147.6 148.7 148.7 150.6 149.8 148.3 148.9 147.0 143.8 143.7 - 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 Active OTC Accounts (000s) 8.6 8.6 8.7 8.8 8.8 8.8 8.6 8.8 8.8 8.7 8.3 8.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 0.0 Active Future Accounts (000s) $9.1 $7.6 $7.4 $8.2 $6.8 $7.1 $6.6 $6.0 $6.4 $6.8 $9.4 $8.3 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 ECN Average Daily Volume $4.2 $3.3 $2.5 $2.7 $3.3 $3.0 $2.7 $2.1 $3.8 $2.6 $2.9 $3.0 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Swap Dealer Average Daily Volume 42.2 32.5 33.9 31.6 30.3 35.1 38.1 32.6 28.4 33.2 42.7 37.0 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Futures Average Daily Contracts (000s)

GAIN Capital 14 Closing Remarks • FY 2015 represented a strong year for GAIN Capital • Revenue: $435mm • Adjusted EBITDA: $81mm • Expect FY 2016 EBITDA and margins to improve as we continue to execute on our synergy plan • Introduction of segment reporting brings greater visibility to GAIN’s businesses and enterprise value • Actively returning capital to shareholders via buybacks (both equity and debt) and dividends • Continuing to explore M&A opportunities to further drive shareholder value

GAIN Capital Appendix 15

Consolidated Statement of Operations

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014[1]	Twelve Months Ended December 31, 2015[1]	Twelve Months Ended December 31, 2014[1]
Revenue				
Retail revenue	$ 81.6	$ 97.7	$ 347.5	$ 292.8
Institutional revenue	7.2	9.1	33.8	34.5
Futures revenue	10.6	8.6	45.4	36.2
Other revenue	3.3	(0.3)	8.5	4.9
Total non-interest revenue	102.7	115.1	435.2	368.4
Interest revenue	0.3	0.3	1.2	1.4
Interest expense	0.2	0.2	1.0	0.6
Total net interest revenue	0.1	0.1	0.2	0.8
Net revenue[2]	**$ 102.8**	**$ 115.2**	**$ 435.4**	**$ 369.2**
Expenses				
Employee compensation and benefits	24.9	28.0	106.6	99.2
Selling and marketing	6.8	4.1	27.2	20.2
Referral fees	18.8	25.2	103.5	91.0
Trading expense	7.8	6.0	31.9	26.2
General & Administrative	14.8	10.4	55.1	38.6
Depreciation and amortization	3.5	1.4	11.1	6.6
Purchased intangible amortization	5.9	3.2	16.5	8.1
Communication and technology	4.8	3.9	18.9	15.6
Bad debt provision	1.1	1.0	7.5	3.7
Acquisition costs	0.1	2.0	2.8	3.5
Restructuring	1.5	0.2	3.5	2.3
Integration costs	10.0	0.8	33.1	2.5
Impairment on investment	-	0.1	-	0.1
Total expenses	100.0	86.3	417.7	317.6
Operating income	2.8	28.9	17.7	51.6
Interest on long term borrowings	2.6	1.8	9.2	6.1
Income before tax expense	**0.2**	**27.1**	**8.5**	**45.5**
Income tax expense	(15.6)	4.2	(3.4)	19.2
Net income	15.8	22.9	11.9	26.3
Net income attributable to non-controlling interest	0.3	0.4	1.7	1.4
Net income applicable to Gain Capital Holdings Inc.	**$ 15.5**	**$ 22.5**	**$ 10.2**	**$ 24.9**
Earnings per common share[3]				
Basic	$0.32	$0.54	$0.22	$0.56
Diluted	$0.32	$0.51	$0.22	$0.53
Weighted averages common shares outstanding used in computing earnings per common share:				
Basic	48,902,186	41,506,205	47,601,979	40,561,644
Diluted	49,379,362	43,684,324	48,379,051	43,214,895

Note: Dollars in millions, except per share data.
(1) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.
(2) Net revenue includes $2.3 million in Q4 2015 and $6.7 million in FY 2015 arising from a fair value adjustment to the contingent consideration of a prior period acquisition.
(3) Earnings per share includes an adjustment for the redemption value of the NCI put option.

GAIN Capital 16

GAIN Capital 17 Consolidated Balance Sheet Note: Dollars in millions. (1) As restated for 2014. See the Company’s Form 8-k filed on March 15, 2016 for additional information. As of 12/31/2015 12/31/2014(1) ASSETS: Cash and cash equivalents 171.9$ 139.4$ Cash and securities held for custom ers 920.6 759.6 Receivables from brokers 121.2 134.9 Prepaid assets 7.8 2.5 Property and equipm ent - net of accum ulated depreciation 30.4 18.8 Intangible assets, net 91.5 60.8 Goodwill 34.0 33.5 Other assets 47.4 33.8 Total assets 1,424.8$ 1,183.3$ LIABILITIES AND SHAREHOLDERS' EQUITY: Payables to custom ers 920.6$ 759.6$ Accrued com pensation & benefits 12.4 16.9 Accrued expenses and other liabilities 51.6 76.2 Incom e tax payable 1.1 1.0 Convertible senior notes 122.0 68.3 Total liabilities 1,107.7$ 922.0$ Non-controlling interest 11.0$ 11.3$ Shareholders' Equity 306.1 250.0 Total liabilities and shareholders' equity 1,424.8$ 1,183.3$

Cash Flow Statement

	For the Fiscal Years Ended December 31,	
	2015[1]	2014[1]
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ 11,939	$ 26,310
Adjustments to reconcile net income to cash provided by / (used for) operating activities		
Loss / (Gain) on foreign currency exchange rates	2,432	(1,618)
Depreciation and amortization	27,660	14,690
Integration Costs	26,827	1,162
Deferred taxes	(12,355)	5,108
Amortization of deferred financing costs	354	354
Bad debt provision	7,462	3,699
Impairment of cost method investment	-	50
Convertible senior note discount amortization	3,624	2,150
Stock compensation expense	3,680	3,452
Adjustment to fair value of contingent consideration	(6,722)	-
Changes in operating assets and liabilities	11,258	82,764
Cash provided by operating activities	76,159	138,121
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of property and equipment	(19,676)	(8,759)
Sale of treasury bills	-	614
Intangible asset purchases	-	(12,400)
Cash received relating to acquisitions	7,612	-
Funding of acquisitions, net of cash acquired	(3,258)	(14,918)
Puchase of investment	(759)	-
Cash used for investing activities	(16,081)	(35,463)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Contractual payments for acquisitions	(13,892)	-
Proceeds from exercise of stock options	2,386	2,087
Proceeds from employee stock purchase plan	789	740
Purchase of treasury stock	(5,088)	(1,251)
Tax benefit from employee stock option exercises	1,140	1,221
Dividend payments	(9,530)	(8,139)
Distributions to non-controlling interest holders	(1,643)	(596)
Cash (used for) provided by financing activities	(25,838)	(5,938)
Effect of exchange rate changes on cash and cash equivalents	(1,704)	2,760
INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	32,536	99,480
CASH AND CASH EQUIVALENTS – Beginning of period	139,351	39,871
CASH AND CASH EQUIVALENTS – End of period	$ 171,887	$ 139,351

Note: Dollars in thousands.

(1) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.

GAIN Capital 18

GAIN Capital 19 Current Liquidity Note: Dollars in millions. (1) As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information. (2) Reflects cash that would be received from brokers following the close-out of all open positions. (3) The convertible senior notes are excluded given their long-dated maturity. As of 12/31/2015 (1) 12/31/2014 (1) Cash and cash equivalents $171.9 $139.4 Receivables from banks and brokers (2) 121.2 134.9 Free Operating Cash $293.1 $274.3 Less: Minim um regulatory capital requirem ents (114.5) (76.3) Free Cash Available (3) $178.6 $198.0

GAIN Capital 20 Adjusted EBITDA & Margin Reconciliation Note: Dollars in millions. (1) As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information. (2) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue. 3 M onths Ended Dec. 31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) Net Revenue 102.8$ 115.2$ 435.4$ 369.2$ Less: Acquisition contingent consideration adjustm ent (2.3) - (6.7) - Adjusted Net Revenue 100.5$ 115.2$ 428.7$ 369.2$ Net Incom e 15.5 22.5 10.2 24.9 Net Incom e Margin % 15% 20% 2% 7% Net Incom e 15.5$ 22.5$ 10.2$ 24.9$ Depreciation & am ortization 3.5 1.4 11.1 6.6 Purchase intangible am ortization 5.9 3.2 16.5 8.1 Interest expense 2.6 1.8 9.2 6.1 Incom e tax expense / (incom e) (15.6) 4.2 (3.4) 19.2 Acquisition costs 0.1 2.0 2.8 3.5 Restructuring 1.5 0.2 3.5 2.3 Integration costs 10.0 0.8 33.1 2.5 Acquisition contingent consideration adjustm ent (2.3) - (6.7) - Bad debt related to SNB event in January of 2015 - - 2.5 - Net incom e attributable to non-controlling interest 0.3 0.4 1.7 1.4 Other non-recurring item s - 0.1 - 0.1 Adjusted EBITDA 21.5$ 36.6$ 80.5$ 74.7$ Adjusted EBITDA Margin % (2) 21% 32% 19% 20%

GAIN Capital 21 Adjusted Net Income and EPS Reconciliation Note: Dollars in millions, except per share and share data. (1) As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information. 3 M onths Ended Dec. 31 Fiscal Year Ended Dec. 31, 2015 2014 (1) 2015 (1) 2014 (1) Net Incom e 15.5$ 22.5$ 10.2$ 24.9$ Acquisition costs, net of tax 0.1 1.4 2.2 2.5 Restructuring, net of tax - 0.1 2.7 1.7 Integration costs, net of tax 6.5 0.6 21.5 1.8 Acquisition contingent consideration adjustm ent, net of tax (1.5) - (4.4) - Bad debt related to SNB event in January of 2015, net of tax - - 2.0 - Other non-recurring item s - - - 0.1 Adjusted Net Incom e 20.6$ 24.6$ 34.2$ 31.0$ Adjusted Earnings per Com m on Share: Basic 0.42$ 0.59$ 0.72$ 0.76$ Diluted 0.42$ 0.56$ 0.71$ 0.72$ W eighted average com m on shares outstanding used in com puting earnings per com m on share: Basic 48,902,186 41,506,205 47,601,979 40,561,644 Dilued 49,379,362 43,684,324 48,379,051 43,214,895

GAIN Capital 22 Free Cash Flow per Share Note: Dollars in millions, except per share and share data. (1) As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information. Fiscal Year Ended Dec. 31, 2015 (1) 2014 (1) Cash Flow from Operations $76.2 $138.1 Less: Capital Expenditures (19.7) (8.8) Free Cash Flow $56.5 $129.3 Free Cash Flow per Share $1.17 $2.99 Diluted Shares Outstanding 48,379,051 43,214,895

Q4 and FY 2015 Key Financial Results

	3 Months Ended Dec. 31		Fiscal Year Ended Dec. 31,		% Change	
	2015	2014 (1)	2015 (1)	2014 (1)	Q4	FY
As Reported						
Net Revenue	$102.8	$115.2	$435.4	$369.2	(11%)	18%
Less: Galvan Earnout Adjustment	(2.3)	-	(6.7)	-	NA	NA
Adjusted Net Revenue	$100.5	$115.2	$428.7	$369.2	(13%)	16%
Operating Expenses	(79.0)	(78.6)	(348.2)	(294.5)	1%	18%
Adjusted EBITDA (2)	$21.5	$36.6	$80.5	$74.7	(41%)	8%
Adjusted EBITDA Margin % (2)(5)	*21%*	*32%*	*19%*	*20%*	*(11pts)*	*(1pts)*
Net Income	$15.5	$22.5	$10.2	$24.9	(31%)	(59%)
Adjusted EPS (3)	$0.42	$0.56	$0.71	$0.72	(26%)	(1%)
Pro Forma						
Net Revenue	$102.8	$158.8	$472.4	$505.8	(35%)	(7%)
Less: Galvan Earnout Adjustment	(2.3)	-	(6.7)	-	NA	NA
Adjusted Net Revenue	$100.5	$158.8	$465.7	$505.8	(37%)	(8%)
Operating Expenses	(79.0)	(112.5)	(383.0)	(416.0)	(30%)	(8%)
Adjusted EBITDA (2)	$21.5	$46.3	$82.7	$89.8	(54%)	(8%)
Adjusted EBITDA Margin % (2)(5)	*21%*	*29%*	*18%*	*18%*	*(8 pts)*	*0 pts*

Note: Dollars in millions, except per share data.
(1) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.
(2) See page 20 for a reconciliation of GAAP net income to adjusted EBITDA.
(3) See page 21 for a reconciliation of GAAP EPS to adjusted EPS.
(4) See page 22 for a calculation of free cash flow per share.
(5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

GAIN Capital 23

Pro Forma Reconciliation – 2015[1]

	Q1 2015				Q2 2015			
	GAIN	CITY	OTHER[2]	TOTAL	GAIN	CITY[3]	OTHER[2]	TOTAL
Retail	$ 72.9	$ 36.0	n/a	$ 108.9	$ 86.4	n/a	n/a	$ 86.4
Institutional	9.9	-	-	9.9	8.4	-	-	8.4
Futures	11.5	-	-	11.5	10.8	-	-	10.8
Operating revenue	94.3	36.0	n/a	130.3	105.6	n/a	n/a	105.6
Other	$ (1.4)	1.1	n/a	(0.3)	$ 5.8	-	-	5.8
Net Interest	0.1	-	n/a	0.1	0.0	-	-	0.0
Net revenue	93.0	37.1	n/a	130.1	111.4	n/a	n/a	111.4
Net Income	$ 5.5	(4.0)	n/a	1.5	$ (12.9)	n/a	n/a	(12.9)
Depreciation & amortization	2.0	2.4	-	4.4	2.7	-	-	2.7
Purchased intangible amortization	2.2	3.1	-	5.3	4.3	-	-	4.3
Interest Expense	1.5	-	-	1.5	2.6	-	-	2.6
Income tax expense	5.7	-	-	5.7	(0.3)	-	-	(0.3)
Acquisition costs	0.0	-	-	0.0	2.4	-	-	2.4
Restructuring	-	0.3	-	0.3	1.9	-	-	1.9
Integration Costs	0.1	-	-	0.1	12.3	-	-	12.3
Acquisition contingent consideration adj	-	-	-	-	(4.4)	-	-	(4.4)
Bad debt related to SNB event in Januar	2.5	-	-	2.5	-	-	-	-
Other one-time expenses	-	0.6	-	0.6	-	-	-	-
Net income attributable to NCI	0.3	-	-	0.3	0.4	-	-	0.4
Adjusted EBITDA	$ 19.8	$ 2.4	n/a	$ 22.2	$ 9.0	n/a	n/a	$ 9.0

	Q3 2015				Q4 2015				FY 2015			
	GAIN	CITY[3]	OTHER[2]	TOTAL	GAIN	CITY[3]	OTHER[2]	TOTAL	GAIN	CITY	OTHER	TOTAL
Retail	$ 106.5	n/a	n/a	$ 106.5	$ 81.6	n/a	n/a	$ 81.6	$ 347.4	$ 36.0	n/a	$ 383.4
Institutional	8.3	-	-	8.3	7.2	-	-	7.2	33.8	-	-	33.8
Futures	12.5	-	-	12.5	10.6	-	-	10.6	45.4	-	-	45.4
Operating revenue	127.3	n/a	n/a	127.3	99.4	n/a	n/a	99.4	426.6	36.0	n/a	462.6
Other	$ 0.8	-	-	0.8	$ 3.3	-	-	3.3	8.5	1.1	-	9.6
Net Interest	0.1	-	-	0.1	0.1	-	-	0.1	0.3	-	-	0.3
Net revenue	128.2	n/a	n/a	128.2	102.8	n/a	n/a	102.8	435.3	37.1	n/a	472.4
								$ -				
Net Income	$ 2.2	n/a	n/a	2.2	$ 15.5	n/a	n/a	15.5	10.3	(4.0)	n/a	6.3
Depreciation & amortization	2.9	-	-	2.9	3.5	-	-	3.5	11.1	2.4	-	13.5
Purchased intangible amortization	4.3	-	-	4.3	5.9	-	-	5.9	16.7	3.1	-	19.8
Interest Expense	2.6	-	-	2.6	2.6	-	-	2.6	9.3	-	-	9.3
Income tax expense	6.6	-	-	6.6	(15.6)	-	-	(15.6)	(3.5)	-	-	(3.5)
Acquisition costs	0.2	-	-	0.2	0.1	-	-	0.1	2.7	-	-	2.7
Restructuring	-	-	-	-	1.5	-	-	1.5	3.4	0.3	-	3.7
Integration Costs	10.7	-	-	10.7	10.0	-	-	10.0	33.1	-	-	33.1
Acquisition contingent consideration adj	-	-	-	-	(2.3)	-	-	(2.3)	(6.7)	-	-	(6.7)
Bad debt related to SNB event in Januar	-	-	-	-	-	-	-	-	2.5	-	-	2.5
Other one-time expenses	-	-	-	-	-	-	-	-	-	0.6	-	0.6
Net income attributable to NCI	0.6	-	-	0.6	0.3	-	-	0.3	1.6	-	-	1.6
Adjusted EBITDA	$ 30.1	n/a	n/a	$ 30.1	$ 21.5	n/a	n/a	$ 21.5	$ 80.3	$ 2.4	n/a	$ 82.7

Note: Dollars in millions.
(1) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.
(2) "Other" represents Galvan, GAA and TT. These acquisitions are included in GAIN 1H 2015 financial results.
(3) City Index Q2 and Q3 2015 financial results are included in GAIN results.

GAIN Capital 24

Pro Forma Reconciliation – 2014[1]

	Q1 2014 GAIN	Q1 2014 CITY	Q1 2014 OTHER[2]	Q1 2014 TOTAL	Q2 2014 GAIN	Q2 2014 CITY	Q2 2014 OTHER[2]	Q2 2014 TOTAL
Retail	$ 63.3	$ 27.9	$ 5.4	96.6	$ 51.8	$ 22.7	$ 2.3	76.8
Institutional	8.6	-	-	8.6	8.6	-	-	8.6
Futures	8.5	-	-	8.5	9.0	-	-	9.0
Operating revenue	80.4	27.9	5.4	113.7	69.4	22.7	2.3	94.4
Other	$ 0.1	(0.2)	-	(0.0)	$ 0.6	(0.2)	-	0.5
Net Interest	0.3	-	(0.2)	0.1	0.3	-	-	0.3
Net revenue	80.8	27.8	5.2	113.7	70.3	22.5	2.3	95.2
Net Income	$ 0.5	(8.3)	1.3	(6.4)	$ (7.7)	(9.4)	0.7	(16.4)
Depreciation & amortization	1.7	1.8	0.3	3.8	1.8	1.9	-	3.7
Purchased intangible amortization	1.2	5.1	-	6.3	1.4	2.9	-	4.3
Interest Expense	1.4	-	-	1.4	1.5	-	-	1.5
Income tax expense	3.3	-	-	3.3	1.2	-	-	1.2
Acquisition costs	1.5	-	-	1.5	0.2	-	-	0.2
Restructuring	0.4	-	-	0.4	0.2	-	-	0.2
Integration Costs	1.5	-	-	1.5	0.3	-	-	0.3
Other one-time expenses	-	2.5	-	2.5	-	0.2	-	0.2
Net income attributable to NCI	0.0	-	-	0.0	0.2	-	-	0.2
Adjusted EBITDA	$ 11.5	$ 1.1	$ 1.6	$ 14.2	$ (0.9)	$ (4.4)	$ 0.7	$ (4.6)

	Q3 2014 GAIN	Q3 2014 CITY	Q3 2014 OTHER[2]	Q3 2014 TOTAL	Q4 2014 GAIN	Q4 2014 CITY	Q4 2014 OTHER[2]	Q4 2014 TOTAL	FY 2014 GAIN	FY 2014 CITY	FY 2014 OTHER	FY 2014 TOTAL
Retail	$ 80.1	$ 33.5	n/a	$ 113.6	$ 97.7	$ 43.6	n/a	$ 141.3	$ 292.9	$ 127.7	$ 7.7	$ 428.3
Institutional	8.3	-	-	8.3	9.1	-	-	9.1	34.6	-	-	34.6
Futures	10.0	-	-	10.0	8.6	-	-	8.6	36.1	-	-	36.1
Operating revenue	98.4	33.5	n/a	131.9	115.4	43.6	n/a	159.0	363.6	127.7	7.7	499.0
Other	$ 4.5	1.5	n/a	$ 6.0	$ (0.3)	-	n/a	(0.3)	4.9	1.3	-	6.1
Net Interest	0.2	-	n/a	0.2	0.1	-	n/a	0.1	0.9	-	(0.2)	0.7
Net revenue	103.1	35.0	n/a	138.1	115.2	43.6	n/a	158.8	369.4	129.0	7.5	505.8
Net Income	$ 9.6	1.8	n/a	11.4	$ 22.5	3.1	n/a	25.6	25.0	(12.8)	2.0	14.2
Depreciation & amortization	1.7	2.1	-	3.8	1.4	2.4	-	3.8	6.6	8.2	0.3	15.1
Purchased intangible amortization	2.2	2.9	-	5.1	3.2	3.0	-	6.2	8.0	13.9	-	21.9
Interest Expense	1.5	-	-	1.5	1.8	-	-	1.8	6.2	-	-	6.2
Income tax expense	10.5	-	-	10.5	4.2	-	-	4.2	19.1	-	-	19.1
Acquisition costs	0.9	-	-	0.9	2.0	-	-	2.0	4.6	-	-	4.6
Restructuring	0.4	-	-	0.4	0.2	-	-	0.2	1.2	-	-	1.2
Integration Costs	-	-	-	-	0.8	1.2	-	2.1	2.5	1.2	-	3.7
Impairment on investment	-	-	-	-	0.1	-	-	0.1	0.1	-	-	0.1
Other one-time expenses	-	(0.4)	-	(0.4)	-	-	-	-	-	2.3	-	2.3
Net income attributable to NCI	0.8	-	-	0.8	0.4	-	-	0.4	1.4	-	-	1.4
Adjusted EBITDA	$ 27.6	$ 6.4	n/a	$ 34.0	$ 36.6	$ 9.7	n/a	$ 46.3	$ 74.7	$ 12.8	$ 2.3	$ 89.8

Note: Dollars in millions.
(1) As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-k filed on March 15, 2016 for additional information.
(2) "Other" represents Galvan, GAA and TT in Q1 2014; GAA and TT results are included in GAIN for Q2 2014.

GAIN Capital 25

GAIN Capital 26 Quarterly Operating Metrics Note: Volumes in billions; assets in millions. Definitions for all operating metrics are available on page 27. 3 M onths Ended, Sep-14 Dec-14 M ar-15 Jun-15 Sep-15 Dec-15 Retail OTC Trading Volum e $697.5 $821.3 $894.6 $1,160.2 $1,118.4 $812.6 OTC Average Daily Volum e $10.6 $12.6 $14.2 $17.8 $16.9 $12.5 Active OTC Accounts 93,779 94,895 99,017 148,730 149,846 146,977 Futures Contracts 1,764,586 1,979,013 2,381,073 2,055,878 2,203,456 1,982,985 Futures Average Daily Contracts 27,572 31,920 39,034 32,633 34,429 31,476 Active Futures Accounts 7,780 8,184 8,562 8,799 8,567 8,668 Institutional ECN Volum e $333.4 $430.8 $495.7 $502.8 $451.2 $415.4 ECN Average Daily Volum e $5.1 $6.6 $7.9 $7.7 $6.8 $6.4 Swap Dealer Volum e $422.2 $282.4 $240.8 $183.2 $198.5 $184.3 Swap Dealer Average Daily Volum e $6.4 $4.3 $3.8 $2.8 $3.0 $2.8 Trading Days - Retail & Institutional 66 65 63 65 66 65 Trading Days - Futures 64 62 61 63 64 63

GAIN Capital 27 Definition of Metrics • Active Accounts: Retail accounts who executed a transaction within the last 12 months • Trading Volume: Represents the U.S. dollar equivalent of notional amounts traded • Customer Assets: Represents amounts due to clients, including customer deposits and unrealized gains or losses arising from open positions

Financial and Operating Results Fourth Quarter and Full Year 2015 March 2016